                                                                    Exhibit 23(j)

                             INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Oppenheimer International Small Company Fund:

We  consent  to the use in this  Registration  Statement  of  Oppenheimer  International
Small  Company Fund of our report dated  September  23, 2002,  included in the Statement of Additional  Information,  which is part of such  Registration  Statement,  and to the references  to our firm  under the  headings  "Financial  Highlights"  appearing  in the
Prospectus,  which  is also  part  of  such  Registration  Statement,  and  "Independent
Auditors" appearing in the Statement of Additional Information.

                                                                 /s/ KPMG LLP
                                                                     KPMG LLP

Denver, Colorado
October 21, 2002